Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GENERAL ELECTRIC CAPITAL SERVICES, INC.

with and into

GENERAL ELECTRIC CAPITAL CORPORATION

February 22, 2012

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, as amended, (the “DGCL”), General Electric Capital Services, Inc. (the “Corporation”), a Delaware corporation, hereby certifies as follows:

FIRST:                      The Corporation was incorporated on the 15th day of May 1984, under and pursuant to the DGCL.

SECOND:                 The Corporation owns at least 90% of the outstanding shares of each class of stock of General Electric Capital Corporation (“GE Capital”), a corporation  incorporated on the 14th day of February 2000, under and pursuant to the DGCL.

THIRD:                     The resolutions set forth on Exhibit A attached hereto were duly adopted by the directors of the Corporation on January 19, 2012 to merge the Corporation with and into GE Capital (the “Merger”), with GE Capital being the surviving corporation of the Merger (the “Surviving Corporation”).

FOURTH:                 The name of the Surviving Corporation in the Merger, which will continue its existence upon the effective time of the Merger, is “General Electric Capital Corporation”.

FIFTH:                      The Certificate of Incorporation of GE Capital, as in effect immediately prior to the Merger, shall be the certificate of incorporation of the Surviving Corporation.

SIXTH:                     The effective time of the Merger (the “Effective Time”) shall be 5:00 p.m. (Eastern time) on February 22, 2012.

SEVENTH:               Upon the Effective Time, by virtue of the Merger and without any action on the part of any holder of any of the following securities:

(a)           Each share of common stock of GE Capital, par value $14.00 per share (“GE Capital Common Stock”), outstanding immediately prior to the Effective Time shall be canceled and retired without any payment therefor or conversion thereof;

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(b)           Each share of common stock of the Corporation, par value $1,000 per share (“GECS Common Stock”), outstanding immediately prior to the Effective Time shall be converted into 0.09039548 fully paid and nonassessable shares of GE Capital Common Stock, other than any shares of GECS Common Stock that are owned by, or held in treasury of, the Corporation;

(c)           Each share of GECS Common Stock that is owned by, or held in treasury of, the Corporation immediately prior to the Effective Time, if any, shall be canceled and retired without any payment therefor or conversion thereof;

(d)           Each share of preferred stock of the Corporation, par value $10,000 per share (“GECS Preferred Stock”), outstanding immediately prior to the Effective Time (other than any GECS Preferred Stock held by GE Capital or that is owned by, or held in treasury of, the Corporation immediately prior to the Effective Time) shall be converted into 0.904 fully paid and nonassessable shares of GE Capital Common Stock; and

(e)           Each share of GECS Preferred Stock held by GE Capital or that is owned by, or held in treasury of, the Corporation immediately prior to the Effective Time shall be canceled and retired without any payment therefor or conversion thereof.

EIGHTH:                 The sole voting stockholder of the Corporation has approved the Merger by written consent dated January 19, 2012, pursuant to Section 228 of the DGCL.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger on the date first written above.

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Christoph Pereira
Name:  Christoph Pereira
Title:    Vice President and Secretary

SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP AND MERGER

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EXHIBIT A

RESOLUTIONS

OF THE

BOARD OF DIRECTORS

OF

GENERAL ELECTRIC CAPITAL SERVICES, INC.

(See attached.)

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RESOLUTIONS

OF THE

BOARD OF DIRECTORS

OF

GENERAL ELECTRIC CAPITAL SERVICES, INC.,

a Delaware corporation (the “Corporation”)

January 19, 2012

1.           Approval of Merger

WHEREAS, in order to, among other things, simplify the corporate structure of the financial services businesses of the Corporation and its affiliates by (x) consolidating those businesses and assets into General Electric Capital Corporation, a Delaware corporation and wholly owned subsidiary of the Corporation (“GE Capital”), and (y) eliminating the reporting obligations of the Corporation to the Securities and Exchange Commission, the Corporation intends to consummate a merger pursuant to which (i) the Corporation will merge with and into GE Capital, with GE Capital continuing as the surviving corporation in the merger, (ii) all of the issued and outstanding capital stock of GE Capital, and all capital stock of GE Capital held in treasury, will be cancelled and retired without payment of any consideration therefor, (iii) all of the issued and outstanding capital stock of the Corporation held by GE Capital, and all of the capital stock of the Corporation held in treasury, will be cancelled and retired without payment of any consideration therefor, and (iv) all of the issued and outstanding capital stock of the Corporation held by General Electric Company will be converted into, in the aggregate, 1,000 shares of Common Stock of GE Capital, par value $14.00 per share (the “Merger”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) deems the Merger to be advisable to, and in the best interests of, the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, approved, adopted and authorized in all respects; and further

RESOLVED, that the President, the Chief Financial Officer, the Vice-Presidents, the Treasurer and the Secretary of the Corporation (the “Officers”) be, and each of them individually hereby is, authorized, empowered and directed to negotiate, execute and deliver, in the name and on behalf of the Corporation, a merger agreement reflecting the terms of the Merger, with such other terms, conditions and provisions, and subject to such changes and amendments as the Officers executing the same shall approve, the signature of such Officers thereon to be conclusive evidence of the approval of such changes and amendments; and further

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2.           General Authorization

RESOLVED, that each Officer, any one of whom may act without the joinder of any of the others, is hereby authorized, in the name and on behalf of the Corporation, to take all such further actions, including, but not limited to, (i) the negotiation, execution and delivery of such additional agreements, amendments, supplements, reports, documents, term sheets, instruments, applications, notes or certificates now known or not known but which may be required (including, but not limited to, supplemental indentures, assumption agreements or other documents related to outstanding notes or other debt), (ii) the negotiation, execution and delivery of such changes and additions to any agreements, amendments, supplements, reports, documents, term sheets, instruments, applications, notes or certificates currently existing, and (iii) the payment of all fees, consent payments, taxes and other expenses, in each case, as any such Officer, in his or her sole discretion, may approve or deem necessary, appropriate or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions and the transactions contemplated thereby, all of such actions and payments to be conclusive evidence of such approval or that such Officer deemed the same to be so necessary, appropriate or advisable; and that all such actions and payments taken or made at any time in connection with the transactions contemplated by the foregoing resolutions hereby are approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Corporation, as if specifically set out in these resolutions; and further

3.           Ratification of Past Action.

RESOLVED, that all acts and deeds of any Officer, on behalf of the Corporation, taken prior to the date hereof to carry out the intent and accomplish the purposes of the foregoing resolutions and that would have been authorized by the foregoing resolutions but for the fact that such acts were taken prior to the date hereof are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Corporation.

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